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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-71788 and No. 33-80306) of Titan Wheel International, Inc. of our report dated February 17, 1997, except as to Note 17 which is as of March 18, 1997, appearing on page F-1 of this Annual Report on Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in such Form 10-K. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP

St. Louis, Missouri
March 24, 1997

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